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                                                                      EXHIBIT 21


                            DAIN RAUSCHER CORPORATION

                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1999


                                                                      PERCENTAGE
                                                                      OF VOTING
                                                     STATE IN WHICH   SECURITIES
                         NAME                          INCORPORATED     OWNED
                         ----                          ------------     -----

Consolidated subsidiaries of Registrant:

   Dain Rauscher Incorporated.............................Minnesota      100%
   Insight Investment Management Inc......................Minnesota      100
   Dain Rauscher Lending Services Inc.....................Minnesota      100
















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